UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016 (June 16, 2016)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA 70433
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Globalstar, Inc. (the "Company") held its Annual Meeting of Stockholders on June 16, 2016, at which 852,696,736 shares were represented in person or by proxy. The Company submitted five matters to the vote of stockholders.  A summary of the matters voted upon by stockholders is set forth below.
1. Stockholders elected each of the two nominees for Class A director to serve for a term to expire at the 2019 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Patrick McIntyre	711,665,345	36,094,672	836,005	104,100,714
Richard S. Roberts	695,273,009	52,488,002	835,011	104,100,714

2. Stockholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2016 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
850,942,914	766,604	987,218	—

3. Stockholders approved the issuance of up to $75 million of shares of the Company's voting common stock in accordance with the terms of the Common Stock Purchase Agreement dated as of August 7, 2015 between Globalstar and Terrapin Opportunity Fund, L.P. by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
731,004,749	16,514,441	1,076,832	104,100,714

4. Stockholders approved the issuance of shares of the Company's common stock in accordance with the terms of the Equity Commitment Agreement dated as of August 7, 2015 between the Company and Thermo Funding Company LLC by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
730,998,277	16,526,626	1,071,119	104,100,714

5. Stockholders approved the Second Amended and Restated 2006 Equity Incentive Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
679,060,286	68,479,180	1,056,556	104,100,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Rebecca S. Clary
Rebecca S. Clary
Vice President and
Chief Financial Officer

Date: June 17, 2016